Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Rexahn Pharmaceuticals, Inc. on Form S-8 (Registration Statement No. 333-129294) of our report dated March 24, 2008 (which report expresses an unqualified opinion), relating to the financial statements of Rexahn Pharmaceuticals, Inc. included in this Annual Report on Form 10-K of Rexahn Pharmaceuticals, Inc. for the year ended December 31, 2008.

/s/ Lazar, Levine & Felix, LLP
New York, New York
March 13, 2009